UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A
Amendment No. 1
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020
____________
COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
____________

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Explanatory Note
Covetrus, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 14, 2020 (the “Original Form 8-K”), as the appointment of the Company’s Chief Financial Officer was not effective until June 1, 2020.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2020, Covetrus, Inc. (the "Company") announced the appointment of Matthew Foulston as the Chief Financial Officer, effective June 1, 2020.

Effective June 1, 2020, the Board appointed Matthew Foulston as the Company’s global chief financial officer.

Mr. Foulston, age 56, most recently served as the Executive Vice President and Chief Financial Officer of Treehouse Foods, a leading manufacturer and distributor of private label packaged food and beverages, from 2016 through 2019. He previously served as the Chief Financial Officer of Compass Minerals, a specialty minerals organization, from 2014 to 2016. Mr. Foulston received his BSc from Loughborough University, Leicestershire, UK.

The Company entered into an employment agreement with Mr. Foulston, effective June 1, 2020. Mr. Foulston’s employment agreement has an initial three-year term and will automatically renew for a one-year period on each anniversary thereafter unless notice of non-renewal is given 60 days prior to the expiration of the renewal date or it is otherwise terminated pursuant to its terms.

The agreement entitles Mr. Foulston to an annual base salary of $600,000 and an annual target bonus opportunity of 75% of his annual base salary, subject to the achievement of performance goals to be established by the Company.

Mr. Foulston is also eligible to participate in the Company’s long-term incentive equity plan and shall receive such grants as may be provided from time to time by the Company to its officers. Any equity awards made by the Company to Mr. Foulston shall be subject to the terms and conditions set forth in the Company’s equity compensation plan and form of grant agreement, as may be amended from time.

On the Effective Date, Mr. Foulston was awarded a one-time “new hire” equity grant in an amount equal to $2,250,000. Sixty-percent (60%) of the new hire grant is in the form of restricted stock units, subject to ratable time-based vesting over three (3) years, and forty-percent (40%) of the new hire grant is in the form of performance restricted stock units (“PSU”). The terms of the PSUs shall be as determined by the Company’s Compensation Committee and shall be consistent with such grants to similarly situated executives.

Mr. Foulston is subject to non-competition and non-solicitation obligations extending for twelve months after the termination of his employment.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement, effective as of June 1, 2020, by and between the Company and Matthew Foulston

+ Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: June 3, 2020	By:	/s/ Benjamin Wolin
Benjamin Wolin
President and Chief Executive Officer